                                                                     EXHIBIT 3.1

                                                                         A469794
                                                        ENDORSED
                                                         FILED
                                         IN THE OFFICE OF THE SECRETARY OF STATE
                                               OF THE STATE OF CALIFORNIA
                                                       DEC 22, 1995
                                                          /s/ BILL JONES
                                                              SECRETARY OF STATE


                                    RESTATED
                           ARTICLES OF INCORPORATION
                           OF NETWORK APPLIANCE, INC.
                            a California Corporation

     The undersigned, Daniel J. Warmanhoven and Michael J. McCloskey, hereby certify that:

     ONE: They are the duly elected and acting President and Secretary respectively, of said corporation.

     TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is Network Appliance, Inc.

                                   ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     A. Class of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is sixty million (60,000,000) shares. Fifty five million (55,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock.

     B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1. Repurchase of Shares. In connection with repurchases by this Corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

      C.  Common Stock.

          1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2. Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed to the holders of Common Stock.

          3.   Redemption.  The Common Stock is not redeemable.

          4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

     Section 1. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     Section 2. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions,



                                       2.
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agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.

                                     * * *

     THREE: The foregoing amendment has been approved by the Board of Directors of said corporation.

     FOUR: All of the outstanding Series A, Series B and Series C Preferred Stock, including any options, warrants or rights to purchase such shares of Series A, Series B or Series C Preferred Stock, have been converted into Common Stock, or options, warrants or rights to purchase such shares of Common Stock, of the corporation pursuant to Section 4.(b) of Division B of Article III of the present Articles of Incorporation.

     FIVE:  The present Articles of Incorporation of the corporation provide in
Section 7 of Division (B) of Article III that in the event shares of Series A, Series B or Series C Preferred Stock shall be converted pursuant to Section 4 thereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. Therefore upon such conversion and cancellation, the total authorized number of shares of the corporation became 60,000,000 and the authorized number of shares of Preferred Stock of the corporation became 5,000,000.

     SIX: The foregoing amendments reducing the number of shares of authorized Preferred Stock and deleting reference to Series A, Series B and Series C Preferred Stock do not require approval of the shareholders of the corporation pursuant to Section 510(b) of the California Corporations Code, which states that if all of the shares of a series are acquired by the issuer and their reissue is prohibited by the articles, then the articles shall also be amended, without shareholder approval, to reduce the authorized number of shares of that class accordingly and to eliminate therefrom any statement of rights, preferences, privileges and restrictions relating solely to that series.



                                       3.

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     IN WITNESS WHEREOF, the undersigned have executed this certificate on
December 20, 1995.



                                        /s/ DANIEL J. WARMENHOVEN
                                        ---------------------------------
                                        Daniel J. Warmenhoven
                                        President



                                        /s/ MICHAEL McCLOSKEY
                                        ---------------------------------
                                        Michael McCloskey
                                        Secretary

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of his knowledge, and that this declaration was executed on December 20, 1995, at Palo Alto, California.




                                        /s/ DANIEL J. WARMENHOVEN
                                        ---------------------------------
                                        Daniel J. Warmenhoven
                                        President



                                        /s/ MICHAEL McCLOSKEY
                                        ---------------------------------
                                        Michael McCloskey
                                        Secretary




                                       4.

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                                                                         A501693

                              STATE OF CALIFORNIA
                               SECRETARY OF STATE

                                   [S E A L]



     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                                  IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

                                                          DEC 23, 1997



                                                   /s/ BILL JONES


                                                 Secretary of State

[SEAL]

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                                                                         A501693

                                                   ENDORSED - FILED
                                        In the office of the Secretary of State
                                              of the State of California
                                                     DEC 18 1997

                                            BILL JONES, Secretary of State



                            CERTIFICATE OF AMENDMENT
                  OF THE RESTATED ARTICLES OF INCORPORATION OF
                            NETWORK APPLIANCE, INC.

     The undersigned, Daniel J. Warmenhoven and Jeffry R. Allen, hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

     TWO: The Restated Articles of Incorporation of said corporation, filed on December 22, 1995, shall be amended as set forth in this Certificate of Amendment.

     THREE: Section A of ARTICLE III of the Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

          "(A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is One Hundred Fifteen Million (115,000,000) shares. One Hundred Ten Million (110,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.

          As of December 18, 1997, each share of Common Stock outstanding is split into two (2) shares of Common Stock."

                                    *  *  *

     FOUR: The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

     FIVE: The foregoing Certificate of Amendment of the Restated Articles of Incorporation does not require shareholder approval pursuant to Section 902(c) of the General Corporation Law of the State of California. No shares of Preferred Stock are outstanding.

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     IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Amendment on December 1, 1997.


                                        /s/  Daniel J. Warmenhoven
                                        -------------------------------------
                                        Daniel J. Warmenhoven



                                        /s/  Jeffry R. Allen
                                        -------------------------------------
                                        Jeffry R. Allen
                                        Secretary


     The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Amendment and know the contents thereof, and that the statements therein are true.

     Executed at Santa Clara, California, on December 1, 1997


                                        /s/  Daniel J. Warmenhoven
                                        -------------------------------------
                                        Daniel J. Warmenhoven



                                        /s/  Jeffry R. Allen
                                        -------------------------------------
                                        Jeffry R. Allen


                                                                          [SEAL]